UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported): January 28, 2013

TELETOUCH COMMUNICATIONS, INC.
(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117
(Address of principal executive offices and zip code)

  (800) 232-3888
 (Company’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

          On January 28, 2013, Progressive Concepts, Inc., a Texas corporation and a wholly-owned subsidiary of Teletouch Communications, Inc. (together with affiliates, the “Company”), entered into that certain Settlement and Patent License Agreement with GeoTag, Inc. (“GeoTag”) (the “License Agreement”). As previously disclosed in the Company’s public reports, in November 2011, GeoTag filed a patent infringement action which named the Company and numerous other entities, alleging that features of certain of the defendants’ e-commerce websites infringe U.S. Patent No. 5,930,474, entitled “Internet Organizer for Accessing Geographically and Topically Based Information” (the “474 Action”). Under the terms of the License Agreement, in consideration for a one-time settlement payment made by the Company to GeoTag, the Company was granted a worldwide, royalty-free, non-exclusive, non-transferable, perpetual, irrevocable license to exploit such licensed patents. In addition, the License contains certain confidentiality provisions, mutual covenants not to sue and releases relating to the patent infringement litigation. GeoTag also agreed to dismiss the 474 Action and such dismissal has occurred and been recorded as of this filing date. The License Agreement contains additional provisions that are customary for the agreements of this nature.

Item 9.01	Exhibits

          None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	February 1, 2013	By: /s/	Douglas Sloan
			Name:	Douglas Sloan
			Title:	Chief Financial Officer